Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statement (Form S-8 No. 333-283999) pertaining to the Loar Holdings Inc. 2024 Equity Incentive Plan., and

(2)
Registration Statement (Form S-8 No. 333-278924) pertaining to the Inducement Option Awards;

of our reports dated March 31, 2025, with respect to the consolidated financial statements of Loar Holdings Inc. included in this Annual Report (Form 10-K) of Loar Holdings Inc. for the year ended December 31, 2024.

March 31, 2025